Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-118857 on Form S-3 and Registration Statements No. 333-69103 and 333-63913 on Form S-8 of Baylake Corp. of our report dated March 1, 2011, relating to the consolidated financial statements of Baylake Corp. and the effectiveness of Baylake Corp.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Baylake Corp. for the year ended December 31, 2010.

Baker Tilly Virchow Krause, LLP
Milwaukee, Wisconsin
March 1, 2011

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